SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an application to determine eligibility of

a Trustee pursuant to Section 305 (b)(2)

CITIBANK, N.A.

(Exact name of trustee as specified in its charter)

13-5266470

(I.R.S. employer identification no.)

399 Park Avenue New York, New York	10043
(Address of principal executive offices)	(Zip Code)

CITIBANK, N.A.

Director of Administration-Agency & Trust

111 Wall Street, 14th Floor, Zone3

New York, New York 10005

(212) 657-9687

COPY TO:

Legal Department, 19th Floor

388 Greenwich Street

New York, New York 10013

(Name, address, and telephone number of agent for service)

WORLDCOM, INC.

(Exact name of obligor as specified in its charter)

Georgia	58-1521612
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

22001 Loudoun County Parkway Ashburn, Virginia	20147
(Address of principal executive offices)	(Zip Code)

SENIOR NOTES DUE

2007, 2009, and 2014

(Title of the indenture securities)

Item 1.	General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D.C.

Federal Reserve Bank of New York 33 Liberty Street New York, NY	New York, NY

Federal Deposit Insurance Corporation	Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit 1—Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

Exhibit 2—Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

Exhibit 3—Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

Exhibit 4—Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

Exhibit 5—Not applicable.

Exhibit 6—The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

Exhibit 7—Copy of the latest Report of Condition of Citibank, N.A. (as of September 30, 2003—attached)

Exhibit 8—Not applicable.

Exhibit 9—Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 6th day of February, 2004.

CITIBANK, N.A.

By:	/s/ P. De Felice

P. De Felice Vice President

Charter No. 1461

Comptroller of the Currency

Northeastern District

REPORT OF CONDITION

CONSOLIDATING

DOMESTIC AND FOREIGN

SUBSIDIARIES OF

Citibank, N.A. of New York in the State of New York, at the close of business on September 30, 2003, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

		Thousands of dollars
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$15,358,000
Interest-bearing balances		18,210,000
Held-to-maturity securities		59,000
Available-for-sale securities		85,370,000
Federal funds sold in domestic Offices		13,215,000
Federal funds sold and securities purchased under agreements to resell		13,750,000
Loans and leases held for sale		5,443,000
Loans and lease financing receivables:
Loans and Leases, net of unearned income	298,350,000
LESS: Allowance for loan and lease losses	7,846,000

Loans and leases, net of unearned income, allowance, and reserve		290,504,000
Trading assets		61,135,000
Premises and fixed assets (including capitalized leases)		3,883,000
Other real estate owned		116,000
Investments in unconsolidated subsidiaries and associated companies		675,000
Customers’ liability to this bank on acceptances outstanding		1,024,000
Intangible assets: Goodwill		5,773,000
Intangible assets: Other intangible assets		4,970,000
Other assets		35,055,000

TOTAL ASSETS		$554,540,000

LIABILITIES
Deposits: In domestic offices		$113,270,000
Noninterest-bearing	20,861,000
Interest-bearing	92,409,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs		251,693,000
Noninterest-bearing	18,121,000
Interest-bearing	233,572,000
Federal funds purchased in domestic Offices		10,334,000
Federal funds purchased and securities sold under agreements to repurchase		11,332,000
Demand notes issued to the U.S. Treasury		0
Trading liabilities		34,532,000
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		41,949,000
Bank’s liability on acceptances executed and outstanding		1,024,000
Subordinated notes and debentures		11,505,000
Other liabilities		34,678,000

TOTAL LIABILITIES		$510,317,000

Minority interest in consolidated Subsidiaries		397,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus		1,950,000
Common stock		751,000
Surplus		23,434,000
Retained Earnings		18,955,000
Accumulated net gains (losses) on cash flow hedges		–1,264,000
Other equity capital components		0

TOTAL EQUITY CAPITAL		$43,826,000

TOTAL LIABILITIES AND EQUITY CAPITAL		$554,540,000

I, Grace B. Vogel, Vice President and Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

/s/ GRACE B. VOGEL

GRACE B. VOGEL Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

/s/ ROBERT B. WILLUMSTAD

ROBERT B. WILLUMSTAD

/s/ ALAN S. MACDONALD

ALAN S. MACDONALD

/s/ WILLIAM R. RHODES

WILLIAM R. RHODES

DIRECTORS